                                                                      EXHIBIT 21

                            RHONE-POULENC RORER INC.
                                  SUBSIDIARIES


ACC Ltd. (Bermuda)
Agrico Limited (UK)
American Lecithin, Inc.
Approved Prescription Services Limited (UK)
ARL Applied Research Laboratories SA (Sweden)
Armour Pharmaceutical Products Inc. (US)
Atlantic Chemical Corporation Limited (Bermuda)
Barcroft Company (US)
Beijing Rhone-Poulenc Rorer Pharmaceutical Co. Ltd. (China)
Bellon (France)
Berk Pharma A/S (Denmark)
Berk Pharmaceuticals Limited (UK)
Biogalenique (France)
Bottu (France)
BRG Partnership (US)
Chemical Services & Finance AG
Co-Frusamil Limited (UK)
Cooperation Pharmaceutique Francaise (France)
Cooperation Pharmaceutique Francaise Benelux (Belgium)
Dermik II (US)
Dermik Laboratories Canada, Inc.
Dermik Labs, Inc. (US)
Dicoss A.G. (Switzerland)
Dipharm A.G. (Switzerland)
Dr. Schieffer Arzneimittel A.G. (Switzerland)
Dr. Schieffer International Arzneimittel GmbH (Germany)
Ex Vivo Therapics - USA (US)
Ex Vivo Therapics Asia/Pacific, Inc. (Japan)
Ex Vivo Therapics SNC (France)
Ficham Puerto Rico, Inc. (Puerto Rico)
Fisons (Bangladesh) Limited
Fisons (East Africa) Limited (Kenya)
Fisons (Malaya) Sdn Berhaf (Malaysia)
Fisons (New Zealand) Limited (New Zealand)
Fisons A/S Denmark (Denmark)
Fisons AG (Switzerland)
Fisons AO (Russia)
Fisons Arzneimittel GmbH (Germany)
Fisons Australia Holdings Limited (Australia)
Fisons BV (Netherlands)
Fisons Corporation (US)
Fisons Corporation Limited (Canada)
Fisons de Mexico SA de CV (Mexico)
Fisons Deutschland GmbH (Germany)
Fisons Farmaceutica Portuguesa Limitada (Portugal)
Fisons Finance Australia Limited (Australia)
Fisons Finance Limited (UK)
Fisons Finance Netherlands BV (Netherlands)
Fisons France SA (France)
Fisons GmbH (Germany)
Fisons Holding AG (UK)
Fisons Horticulture US Inc. (US)
Fisons Iberica SA (Spain)
Fisons Instruments, Inc. (US)

                                                                      EXHIBIT 21

                            RHONE-POULENC RORER INC.
                                  SUBSIDIARIES

Fisons International Holdings Ltd. (UK)
Fisons Investments, Inc. (US)
Fisons Malham (Lichtenstein)
Fisons Norway AS (Norway)
Fisons NSW Party Limited (Australia)
Fisons Overseas Holdings, Ltd. (UK)
Fisons OY (Finland)
Fisons Pharmaceuticals Ireland Limited (Ireland)
Fisons Pharmaceuticals Pte. Limited (Singapore)
Fisons Pharmaceuticals Pty Limited (Australia)
Fisons Pharmaceuticals Sp. Z.O.O. (Poland)
Fisons Pharmaka ABEE (Greece)
Fisons Plc (UK)
Fisons Pte. Limited (Singapore)
Fisons Sweden AB (Sweden)
Fisons US Investment Holdings Inc. (US)
Fisonsfarma SA (Spain)
Fistar Limited (Channel Islands)
Fujisawa-Fisons KK (Japan)
Haake Buchler Instruments, Inc.
Inmobiliaria RPR, S.A. de C.V. (Mexico)
Kevex (US)
Kevex Xray (US)
La Societe Laboratoires Gerbiol SA (France)
Laboratoires Biovital (France)
Laboratoires Fisons SA (France)
Laboratories RPR (France)
May & Baker Limited (UK)
May & Baker Limited U.K. (UK)
May & Baker Pharma Inc. (Canada)
May & Baker Pharmaceuticals Limited (UK)
Mequon (US)
Morgal Scientific (Sdn) Bhd (Malaysia)
Natrapharm (Ireland) Ltd.
Nattermann & CIE GmbH (Germany)
Nattermann de Mexico (Mexico)
Nattermann Espana S.A. (Spain)
Nattermann International GmbH (Germany)
NV Fisons S.A. (Belgium)
Office Pharmaceutique Industrial Hospitalies (France)
P.T. Rhone-Poulenc Rorer (Indonesia)
Performances Chimiques (France)
Pharmatec Limited (UK)
Pharmindustrie S.A. (France)
Pharmzeutische Praparate Fisons (Handelsgesellschaft) GmbH (Austria) Piraud A.G. (Switzerland)
R-PR BRG Group Inc. (US)
R-PR IPL Group Inc. (US)
Radiol International Limited
Rhodiapharm Inc. (Canada)
Rhone-Poulenc India (India)
Rhone-Poulenc Pharma AB (Sweden)
Rhone-Poulenc Pharma AG (Switzerland)
Rhone-Poulenc Pharma Cologne GmbH (Germany)
Rhone-Poulenc Rorer (El Salvador) S.A. de C.V. (El Salvador)
Rhone-Poulenc Rorer (Morocco)

                                                                      EXHIBIT 21

                            RHONE-POULENC RORER INC.
                                  SUBSIDIARIES

Rhone-Poulenc Rorer A.G. (Switzerland)
Rhone-Poulenc Rorer Acquisitions (US)
Rhone-Poulenc Rorer Aebe (Greece)
Rhone-Poulenc Rorer Arcola, Inc. (US)
Rhone-Poulenc Rorer Argentina
Rhone-Poulenc Rorer AS (Denmark)
Rhone-Poulenc Rorer Asia Pacific Ltd. (Japan)
Rhone-Poulenc Rorer Australia Pty. Ltd. (Australia)
Rhone-Poulenc Rorer B.V. (Netherlands)
Rhone-Poulenc Rorer Bangladesh Ltd. (Bangladesh)
Rhone-Poulenc Rorer Belgium (Belgium)
Rhone-Poulenc Rorer Biologie (France)
Rhone-Poulenc Rorer Canada Inc. (Canada)
Rhone-Poulenc Rorer Caribbean Inc. (Puerto Rico)
Rhone-Poulenc Rorer de Centro America (Guatemala) S.A. (Guatemala) Rhone-Poulenc Rorer de Venezuela, S.A.
Rhone-Poulenc Rorer Doma (France)
Rhone-Poulenc Rorer Export Ltd.TD (UK)
Rhone-Poulenc Rorer Fisons J.V. SNC (France)
Rhone-Poulenc Rorer GmbH (Germany)
Rhone-Poulenc Rorer Graham J.V.
Rhone-Poulenc Rorer Holdings Inc. (US)
Rhone-Poulenc Rorer Holdings Ltd. (Ireland)
Rhone-Poulenc Rorer Holdings Ltd.TD (UK)
Rhone-Poulenc Rorer Inc. (US)
Rhone-Poulenc Rorer International Holdings Inc. (US)
Rhone-Poulenc Rorer Ireland Ltd. (Ireland)
Rhone-Poulenc Rorer Japan, Inc. (Japan)
Rhone-Poulenc Rorer Korea (Korea)
Rhone-Poulenc Rorer Malaysia Sdn Bhd (Malaysia)
Rhone-Poulenc Rorer New Zealand Ltd. (New Zealand)
Rhone-Poulenc Rorer Pakistan (PVT) Ltd. (Pakistan)
Rhone-Poulenc Rorer Panama S.A. (Panama)
Rhone-Poulenc Rorer Participations (France)
Rhone-Poulenc Rorer Pharm Products (US)
Rhone-Poulenc Rorer Pharma Specialties (France)
Rhone-Poulenc Rorer Pharma Z.O.O. (Poland)
Rhone-Poulenc Rorer Pharmaceutical Limited (Ireland)
Rhone-Poulenc Rorer Pharmaceuticals Inc. (US)
Rhone-Poulenc Rorer Pharmaservices (France)
Rhone-Poulenc Rorer Pharmazeutika Haundels GmbH (Austria)
Rhone-Poulenc Rorer Philippines Inc. (Philippines)
Rhone-Poulenc Rorer Portugal (Portugal)
Rhone-Poulenc Rorer Principes Actifs (France)
Rhone-Poulenc Rorer Propharm (France)
Rhone-Poulenc Rorer R&D (France)
Rhone-Poulenc Rorer Rhodia Pharma (Brazil)
Rhone-Poulenc Rorer S.A. (Argentina)
Rhone-Poulenc Rorer S.A. (Chile)
Rhone-Poulenc Rorer S.A. (Ecuador)
Rhone-Poulenc Rorer S.A. (France)
Rhone-Poulenc Rorer S.A. (Pty.) Ltd. (South Africa)
Rhone-Poulenc Rorer S.A. (Spain)
Rhone-Poulenc Rorer S.A. de C.V. (Mexico)
Rhone-Poulenc Rorer S.A.(Uruguay)
Rhone-Poulenc Rorer S.p.A. (Italy)

                                                                      EXHIBIT 21

                            RHONE-POULENC RORER INC.
                                  SUBSIDIARIES

Rhone-Poulenc Rorer Self Medication Products (Germany)
Rhone-Poulenc Rorer Thailand (Thailand)
Rhone-Poulenc Rorer UK Holdings (Britain)
Rhone-Poulenc Rorer Z.O.O. (Poland)
Rhopharm (Canada)
Rorer (UK) Limited
Rorer A.G. (Switzerland)
Rorer B.V.
Rorer De Equador S.A. (Equador)
Rorer Finanziaria S.p.A. (Italy)
Rorer Ges.m.b.h. (Austria)
Rorer GmbH (Germany)
Rorer Health Care Holdings Limited (UK)
Rorer Health Care Limited (UK)
Rorer Health Care Staff Pension Trustee Co. Limited (UK)
Rorer Health Care Staff Pensions Limited (UK)
Rorer Holdings B.V. (Netherlands)
Rorer Iberica SA
Rorer International Corporation (US)
Rorer International Ltd. (Hong Kong)
Rorer Pharmaceutical Pte. Ltd. (Singapore)
Rorer Pharmaceuticals Limited (UK)
Rorer S.A. (Colombia)
Rorer S.A. Zug (Switzerland)
RPC Inc. (US)
S.I.P.O.A. (Senegal)
Sedapharm (France)
Shandong-Dermik (China)
SICTIA S.A. (France)
Societe Morocco Cooperation Pharmaceutical (Morocco)
Soils Inc. (US)
Sopar Pharma (Belgium)
SPCA - Barcroft E.U.R.L. (France)
Specia (France)
Theraplix (France)
U.S. Ethicals Inc. (US)
Vacuum Generators Limited
VG Analytical Limited
VG Data Systems Limited
VG Broadcast Limited
VG Elemental Limited
VG Engineering (Hastings) Limited
VG Engineering (Telford) Limited
VG Gas Analysis Systems Limited
VG Instruments Asia Limited (Hong Kong)
VG Instruments Group Ltd
VG Ionex Limited
VG Isogas Limited
VG Laboratory Systems Limited
VG Masslab Limited
VG Microtech Limited
VG Precision Limited
VG Quadrupoles Limited
VG Semicon Limited
Vinaspecia S.R.L. (Vietnam)
Whitney Bay Insurance Ltd. (Bermuda)